PETROLEUM DEVELOPMENT CORPORATION

103 East Main Street

Bridgeport, West Virginia  26330

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 15, 2006

To the Shareholders of

PETROLEUM DEVELOPMENT CORPORATION:

               Notice is hereby given that the Annual Meeting of Shareholders of Petroleum Development Corporation (the "Company") will be held at the Bridgeport Conference Center, 300 Conference Way, Bridgeport, West Virginia 26330, on September 15, 2006, at 10:00 A.M., local time, for the following purposes, all as more fully described in the accompanying Proxy Statement:

               (1) To elect three directors to serve three year terms or until their successors shall be elected and shall qualify.

               (2) To ratify the selection of an Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2006.

               (3) Such other business as may properly come before the meeting or any adjournments thereof.

               The Board of Directors has fixed the close of business on August 10, 2006, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.  The presence in person or by proxy of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote is required to constitute a quorum.

               EACH SHAREHOLDER IS CORDIALLY INVITED TO BE PRESENT AND TO VOTE AT THIS MEETING IN PERSON.  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE.

                                                                                                By Order of the Board of Directors,

                                                                                                       Steven R. Williams

                                                                                                       Chairman

Bridgeport, West Virginia

August 16, 2006

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value. 17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. 21

GENERAL INFORMATION

Who May Vote

Shareholders of Petroleum Development Corporation (PDC or the Company), as recorded in our stock register on August 10, 2006, may vote at the meeting.  The outstanding voting securities of the Company as of July 15, 2006, consisted of 16,135,739 shares of $.01 par value common stock.

How to Vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How Proxies Work

Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some, or none of our director candidates.  You may also vote for or against the other proposals, or abstain from voting.

If your shares are held in your name, you can vote by completing, signing and dating your proxy card and returning it in the enclosed envelope.

If you give us your signed proxy but do not specify how to vote, we will vote your shares in favor of our director candidates and in favor of the ratification of the appointment of an Independent Registered Public Accounting Firm.

If you hold shares through someone else, such as a stockbroker, you will receive material from that firm asking how you want to vote.  Check the voting form used by that firm to see what voting options you have available.

Revoking a Proxy

You may revoke your proxy before it is voted by:

•       Submitting a new signed proxy with a later date;

•       Notifying PDC's Secretary in writing before the meeting that you wish to revoke your proxy; or

•       Appearing at the meeting, notifying the Inspectors of the Election that you wish to revoke your proxy, and voting in person at the meeting.

If you hold your shares through someone else, such as a stockbroker, you will need to follow the directions they give you to revoke a proxy or otherwise vote at the meeting.

Quorum

In order to carry on the business of the meeting, we must have a quorum.  This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.  Treasury shares, which are shares owned by PDC itself, are not voted and do not count for this purpose.

Votes Needed

The director candidates who receive the most votes will be elected to fill the available seats on the Board.  Approval of the other proposals requires the favorable vote of a majority of the votes cast.  Only votes for or against a proposal count.  Abstentions and broker non-votes count for quorum purposes but not for voting purposes.  Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

Attending in Person

Only shareholders or their proxy holders and PDC's guests may attend the annual meeting.  For safety and security reasons, no cameras, audio or video recording equipment, large bags, briefcases or packages will be permitted in the meeting.  In addition, each shareholder and guest may be asked to present valid, government-issued picture identification, such as a driver's license, before being admitted to the meeting.

If your shares are held in the name of your broker, bank, or other nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares on August 10, 2006, the record date for voting.  Shareholders who do not present proxies at the meeting will be admitted upon verification of ownership at the admissions counter.

Conduct of the Meeting

The Chairman has broad authority to conduct the annual meeting in an orderly and timely manner.  This authority includes establishing rules for shareholders who wish to address the meeting.  Copies of these rules will be available at the meeting.  The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business.  In light of the need to conclude the meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so.  The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the meeting is conducted in a manner that is fair to all shareholders.

Contact Information

If you have questions or need more information about the annual meeting, write to:

Corporate Secretary

Petroleum Development Corporation

P.O. Box 26

Bridgeport, WV 26330

or call us at (304) 842-3597.

For information about shares registered in your name, call PDC at 1-800-624-3821.  We also invite you to visit PDC's internet site at www.petd.com.  Internet site materials are not part of this proxy solicitation.

PROPOSAL #1 - ELECTION OF DIRECTORS

As of the date of this proxy statement, PDC's Board of Directors had seven members divided into three classes.  Directors are elected for three-year terms.  The terms for members of each class end in successive years.  Directors elected to fill vacancies hold office for a term expiring at the annual meeting when the term for their class expires.

The Board of Directors has nominated three directors, Donald B. Nestor, Kimberly Luff Wakim and Steven R. Williams, whose terms expire in 2006 to stand for election to the board for a three-year term expiring in 2009.  Mr. Nestor has served on the Board since 2000 and currently serves as the Chair of the Audit Committee.  Ms. Wakim has served on the Board since 2003 and currently serves as Chair of the Qualified Legal Compliance Committee.  Mr. Williams has served on the Board since 1983 and serves as its Chairman and is the Chief Executive Officer of PDC.

The proxy committee will vote your proxy for the election of the three nominees unless you withhold authority to vote for any one or more of them.  Management does not contemplate that any of the nominees will become unavailable for any reason; however, if any director is unable to stand for election, the board may reduce its size or choose a substitute.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required

The three nominees receiving the most votes will be elected to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL #1

Nominees for a Three Year Term Expiring in 2009

Name and Principal Occupation Past Five Years and Other Directorships	Age	Year First Elected Director
DONALD B. NESTOR is a Certified Public Accountant and a Partner in the CPA firm of Toothman Rice, P.L.L.C. and is in charge of the firm's Buckhannon, West Virginia office. Mr. Nestor has served in that capacity since 1975.	57	2000
KIMBERLY LUFF WAKIM is an attorney and Certified Public Accountant, and is a Partner in the law firm of Thorp Reed & Armstrong, LLP, Pittsburgh, Pennsylvania. Ms. Wakim joined Thorp Reed & Armstrong LLP in 1990.	48	2003
STEVEN R. WILLIAMS was elected Chairman and Chief Executive Officer of PDC in January 2004. Mr. Williams served as President of PDC from 1983 until December 2004.	55	1983

Continuing Directors with Terms Expiring in 2007

VINCENT F. D'ANNUNZIO has served as President of Beverage Distributors, Inc. located in Clarksburg, West Virginia since 1985.	54	1989
THOMAS E. RILEY was appointed as President of PDC in December 2004. Prior to that Mr. Riley served PDC as Executive Vice President of Production, Natural Gas Marketing and Business Development since November 2003, and as Vice President Gas Marketing and Acquisitions of PDC since joining the Company in April 1996. Prior to joining PDC, Mr. Riley was President of Riley Natural Gas Company, a natural gas marketing company which PDC acquired in April 1996.	53	2004

Continuing Directors with Terms Expiring in 2008

DAVID C. PARKE joined Mufson Howe Hunter & Company LLC, Philadelphia, Pennsylvania, an investment banking firm, as a founder and Director in October, 2003. From 1992 through 2003, Mr. Parke was Director of Corporate Finance of Investec, Inc. and its predecessor Pennsylvania Merchant Group Ltd., investment banking companies. Prior to joining Pennsylvania Merchant Group, Mr. Parke served in the corporate finance departments of Wheat First Butcher & Singer, now part of Wachovia Securities, and Legg Mason, Inc.	39	2003
JEFFREY C. SWOVELAND has served as Chief Financial Officer of Body Media located in Pittsburgh, Pennsylvania, which develops body monitoring technologies, since September 2000. Prior thereto, Mr. Swoveland was Vice President-Finance and Treasurer of Equitable Resources, Inc. since 1994. Mr. Swoveland currently serves as a Director of Linn Energy, LLC.	51	1991

BOARD COMMITTEES

The Company has five standing committees of the Board of Directors: the Nominating and Governance Committee, the Audit Committee, the Compensation Committee, the Qualified Legal Compliance Committee and the Executive Committee.  Each Committee Charter referred to below is posted on the Company's website at www.petd.com under "Corporate Governance."

Nominating and Governance Committee

This Committee is comprised of Directors D'Annunzio (Chair), Wakim and Parke all of whom our Board has determined are independent of the Company under Rule 4200(a)(15) of the NASDAQ's listing standards.  The Nominating and Governance Committee met four times in 2005. The purpose and functions performed by the Committee are to (1) assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the next annual meeting of shareholders or any vacancies; (2) recommend to the Board corporate governance guidelines applicable to the Company; (3) lead the Board in its annual review of the Board's performance and (4) recommend to the Board director nominees for each committee.  The Board has adopted a Charter for the Nominating and Governance Committee.  The Charter has been posted on the Company's website.

Audit Committee

The Audit Committee is comprised of Directors Nestor (Chair), Swoveland and Wakim all of whom our Board has determined qualify as "audit committee financial experts" and are independent of the Company under Rule 4200(a)(15) of the NASDAQ listing standards.  The Audit Committee met 23 times in 2005.

The purpose of the Audit Committee is to (1) assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and reports of the Company, and the compliance by the Company with legal and regulatory requirements; and (2) be directly responsible for the appointment, compensation and oversight of the Independent Registered Public Accounting Firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The functions performed by the Audit Committee include the selection of the Company's Independent Registered Public Accounting Firm, determining the compensation of the Independent Registered Public Accounting Firm, and overseeing their work; reviewing the scope of the audit to be conducted by the Independent Registered Public Accounting Firm and reviewing with the Company's Independent Registered Public Accounting Firm the results of audits performed by them; approving audit and non-audit services to be provided to the Company by the Independent Registered Public Accounting Firm; and overseeing and reviewing the Company's interim unaudited financial statements.  These reviews include the adequacy of cash flow and the status of compliance with credit arrangements of the Company.  In performing its responsibilities, the Audit Committee monitors the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance; monitors the independence of the Independent Registered Public Accounting Firm; and provides an avenue of communications among the Independent Registered Public Accounting Firm, management and the Board of Directors.  The Board of Directors has adopted a Charter of the Audit Committee which is posted on the Company's website.  The Board of Directors continues to assess the adequacy of the Charter and will revise it as necessary.

Compensation Committee

The Compensation Committee is comprised of Directors Parke (Chair), Swoveland and Nestor all of whom our Board has determined are independent of the Company under Rule 4200(a)(15) of the NASDAQ's listing standards.  The Compensation Committee met four times in 2005.  The Board has adopted a Compensation Committee Charter which is posted on the Company's website.

The purpose and functions of the Compensation Committee are to (1) oversee the development of a compensation strategy for the Company subject to approval by the Board, (2) oversee the administration of the Company's compensation programs, (3) evaluate the performance of and set compensation for the Chief Executive Officer, (4) review and approve the elements of compensation for other executive officers of the Company, (5) negotiate the terms of employment agreements with executive officers of the Company, (6) review the compensation of the Company's Directors and recommend changes in compensation levels to the Board of Directors, (7) recommend equity-based incentive programs necessary to implement the Company's compensation strategy, and (8) administer all equity-based incentive programs of the Company.

Qualified Legal Compliance Committee

The Qualified Legal Compliance Committee (QLCC) consists of Directors Wakim (Chair), D'Annunzio and Nestor.  The purpose of the Committee is to assist the Board in receiving, considering, investigating, and responding to reports submitted under Section 307 of the Sarbanes-Oxley Act of 2002 ("SOX") alleging credible evidence of a material violation of federal or state securities laws, a material breach of a fiduciary duty arising under federal or state laws, or a similar violation of federal or state laws by the Company or any of its officers, directors, employees or agents (each such report, a "Section 307 Report").  The Board has adopted a charter for the QLCC which is posted on the Company's website.

Executive Committee

The Executive Committee is comprised of Directors Williams (Chair), D'Annunzio, Swoveland and Riley.  The purpose and function of this committee are to exercise the powers and duties of the Board between Board meetings and while the Board is not in session, and to implement the policy decisions of the Board.  The Board has adopted an Executive Committee Charter which is posted on the Company's website.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors and its committees perform a number of functions for PDC and its shareholders, including:

•       Overseeing the management of the Company on your behalf;

•       Reviewing PDC's long-term strategic plans;

•       Exercising direct decision-making authority in key areas, such as approving capital budgets;

•       Selecting the CEO and evaluating the CEO's performance; and

•       Reviewing development and succession plans for PDC's top executives.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and establish the Board's policies on a number of governance issues.  The Guidelines are posted on the Corporate Governance section, listed under Nominating and Governance Committee, of our internet site at www.petd.com.  They are also available to any shareholder on request to the Secretary at the address given under "Contact Information" on page 5.

Director Independence

Subject to some exceptions and transition provisions, the NASDAQ standards generally provide that a director will not be independent if (1) the director is, or at any time during the past three years was, employed by PDC; (2) the director is a family member of an individual who is, or at any time during the past three years was, an executive officer of PDC; (3) the director or a member of the director's immediate family has received payments of more than $60,000 during the current or any of the past three fiscal years from PDC other than for service as a director; (4) the director or a member of the director's immediate family is a current partner of KPMG LLP, our Independent Registered Public Accounting Firm, or during the past three years was a partner or employee of KPMG LLP; (5) the director or a member of the director's immediate family is employed as an executive officer of another entity where at any time during the past three years any of PDC's executive officers serves on the compensation committee of the other entity; or (6) the director or a member of the director's immediate family is a partner in, or a controlling person of, or an executive officer of any organization to which PDC made, or from which PDC received, payments for property or services in the current or any of the three past fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more.

The Board has reviewed business and charitable relationships between PDC and each non-employee director to determine compliance with the NASDAQ standards described above and to evaluate whether there are any other facts or circumstances that might impair a director's independence.  Based on that review, our Board has determined that all our non-employee directors are independent.

Term of Office

PDC directors serve three year terms on the Board.  The terms are staggered so that approximately one-third of the board stands for election each year.

Board Meetings and Attendance

The Board met 13 times in 2005.  Each of PDC's directors attended more than 75% of the aggregate Board and committee meetings during 2005.

Executive Sessions

PDC's non-employee directors meet in "executive sessions" at which only independent directors are present. The non-employee directors hold such executive sessions as needed and generally in connection with regularly scheduled board meetings. Generally, Ms. Wakim, the Lead Director, presides at executive sessions but the non-employee directors may, in the event of her absence, select another presiding director for a particular session.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Directors Parke (Chair), Swoveland and Nestor.  There are no relationships that would cause a Compensation Committee interlock as defined under applicable SEC regulations.

Indemnification of Directors and Officers

The Company's By-Laws provide that the Company shall indemnify any director, officer, employee, or other agent of the Company who is or was a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interest of the Company, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

The Company has entered into separate indemnification agreements with each of its directors and officers whereby the Company has agreed to indemnify the director or officer against all expenses, including attorneys' fees, and other amounts reasonably incurred by the officer or director in connection with any threatened, pending or completed civil, criminal, administrative or investigative action or proceeding to which such person is party by reason of the fact that he is or was a director or officer, as the case may be, of the Company, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe such conduct to be unlawful.  The agreements provide for the advancement of expenses and that the Company has the right to purchase and maintain insurance on behalf of the director or officer against any liability or liabilities asserted against him, whether or not the Company would have the power to indemnify the person against such liability under any provision of the agreement.  The Company has agreed to indemnify such person against expenses actually and reasonably incurred in connection with any action in which the person has been successful on the merits or otherwise.  Indemnification must also be provided by the Company (unless ordered otherwise by a court) only as authorized in the specific case upon a determination that the indemnification of the person is appropriate because he has met the applicable standard of conduct described in the agreement made by (i) the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action or proceeding, (ii) by independent legal counsel in a written opinion or (iii) the shareholders of the Company.

Director Compensation

Each non-employee director of the Company was paid an annual fee of $40,000 in 2005, $40,000 in 2004 and $30,000 in 2003.  Additionally, in 2005, each non-employee director of the Company received as compensation a restricted stock award with a market value of $40,000, the number of shares awarded by such grant was 1,379 shares per each non-employee director.  Employee directors received no additional compensation for their service on the Board.  For 2006, each non-employee director will be paid an annual fee of $40,000 and will receive 1,379 shares of restricted stock on the date of the annual meeting.  These grants of restricted stock are subject to the 2005 Non-Employee Director Restricted Stock Plan.  Each non-employee director committee Chair receives an additional retainer of $2,500 per year ($5,000 for the Audit Committee).  In 2006, each member of the Audit Committee will receive an additional retainer of $8,000 per year. Member directors of other committees, who do not chair a committee, will receive no additional compensation for serving on that committee.

Annual Meeting Attendance

As specified in our Corporate Governance Guidelines, directors are strongly encouraged to attend the annual meeting of shareholders.  All directors attended last year's meeting.

Director Qualifications and Selection

The Board has adopted Director Nomination Procedures that prescribe the process the Nominating and Governance Committee will use to select the Company's nominees for election to the Board.  The Nominating and Governance Committee evaluates candidates, whether or not recommended by shareholders, based on the candidates' level and diversity of experience and knowledge (including generally and with specific application to the industry in which the Company operates and issues relevant to the Company), skills, education, reputation and integrity, professional stature and other factors that may be relevant depending on the particular candidate and the need, size and composition of the Board at a particular time, including the need to have a broad mixture of skills, experience and perspectives on the Board.  Accordingly, one or more of these factors may be given more weight in a particular case at a particular time, no single factor would be viewed as determinative, and the Committee has not specified any minimum qualifications that the Committee believes must be met by any particular nominee.  The Company's Director Nomination Procedures are posted on our website at www.petd.com under "Corporate Governance" and are available free of charge on request to the Secretary at the address given under "Contact Information" on page 5.

The Committee identifies director candidates primarily through recommendations made by the non-employee directors.  These recommendations are developed based on the directors' own knowledge and experience in a variety of fields, and research conducted by PDC staff at the Committee's direction.  The Committee also considers recommendations made by the employee directors, shareholders, and others, including search firms.  All recommendations, regardless of the source, are evaluated on the same basis against the criteria contained in the Guidelines.  The Committee has the authority to engage consultants to help identify or evaluate potential director nominees but has not done so recently.

Shareholder Recommendations

The Company's Nominating and Governance Committee will consider director candidates recommended by shareholders of the Company.  Any shareholder who wishes to recommend a prospective Board nominee for the Committee to consider should notify the Nominating and Governance Committee of their recommendation by writing to the Committee at the Company's headquarters, or by sending the information via email to board@petd.com.  All recommendations will be received by the Nominating and Governance Committee.

A submission recommending a candidate should include:

•       Sufficient biographical information to allow the Committee to evaluate the candidate in light of the Guidelines;

•       An indication as to whether the proposed candidate will meet the requirements for independence under the NASDAQ guidelines;

•       Information concerning any relationships between the candidate and the shareholder recommending the candidate; and

•       Material indicating the willingness of the candidate to serve if nominated and elected.

Shareholder Nominations

Shareholders who wish to may nominate candidates for election to the Board.  The Company's By-Laws require shareholders who wish to submit nominations of persons for election to the Board of Directors at the annual meeting of shareholders to follow certain procedures.  The Shareholder must give written notice to the Corporate Secretary at 103 East Main Street, Bridgeport, West Virginia 26330 or may email notice to board@petd.com, not later than 80 days nor earlier than 90 days prior to the first anniversary of the preceding year's annual meeting.  The shareholder must be a shareholder of record at the time the notice is given.  The written notice must set forth (a) as to each nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (1) the name and address of the shareholder, as they appear on the Company's books, and of such beneficial owner and (2) the class and number of shares of the Company's securities that are beneficially owned by such shareholder and the beneficial owner; and (c) any material interest of such shareholder and such beneficial owner in such nomination.

Communications with Directors

The Board has approved procedures for shareholders and other interested persons to send communications to individual directors or the non-employee directors as a group.  Shareholders may communicate with the Board or any member of the Board or its committees regarding any matter by writing to or emailing the Board.

Written communications

Written correspondence should be addressed to a director or directors in care of the Secretary at the address given under "Contact Information" on page 5.  All correspondence will be forwarded to the intended recipient.  All mail sent to the Board without specified addressees will be received and reviewed by an independent director and forwarded to the appropriate Board member or committee.

Electronic communications

You may also send email to the non-employee directors at Board@petd.com, with the director's name in the reference line.  These communications will be forwarded directly to a designated non-employee director's electronic mailbox.  Any electronic mail addressed to the Board of Directors of the Company without a designated recipient will also be reviewed by the designated independent director.

More information about our procedures for handling communications to non-employee directors is posted on our internet site at www.petd.com under "Corporate Governance."

Code of Business Conduct and Ethics

The Board maintains a Code of Business Conduct and Ethics (the "Code") that serves both as the code of ethics for the principal executive officer, principal financial officer, and principal accounting officer under SEC rules, and the code of business conduct and ethics for directors, officers, and employees under NASDAQ listing standards.  The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code.  The Code applies to all directors, officers, and employees.

The Code is posted on our internet site and is available free of charge on request to the Secretary at the address given under "Contact Information" on page 5.  The Nominating and Governance Committee reviews the Code annually and makes recommendations for any necessary changes to the Board.  Any amendment of the Code will be promptly posted on our internet site.

Additional Information

The Corporate Governance section of our internet site contains additional information, including our Certificate of Incorporation and By-Laws; written charters for each Board committee; and Board policy statements.

EXECUTIVE COMPENSATION

Report of the Compensation Committee

Role of the Compensation Committee

The Compensation Committee of the Board of Directors consists of three independent directors who are not employees of the Company.  Our Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.  Additionally, we administer the Company's 401(k), profit sharing, and employee stock base plans.

Compensation Philosophy

The Company's overall policy regarding compensation of the Company's executive officers is to provide competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality, and (iii) support both the short-term and long-term goals of the Company.  We believe this approach closely links the compensation of the Company's executives to accomplishments of Company goals that coincide with shareholder objectives.

In setting compensation we consider the anticipated tax treatment of the Company's executive compensation program.  Section 162(m) of the Internal Revenue Code of 1986 (IRC), as amended (the "Code"), generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain conditions are met.  The Company's policy is to qualify a portion of its executive compensation for deduction under Section 162(m) of the IRC.

Selection of Peer Group

In 2004 and 2005, we retained Towers Perrin, a compensation consulting group, to help us select and to assist us in updating a peer group of companies, which we use in determining competitive levels of compensation for our executives.  In selecting the group, we considered the industry and activities of the Company, the extent and complexity of the operations managed by the Company including its partnership drilling operations, differences in compensation such as deferred compensation and retirement programs, and other factors.  The peer group in 2005 consisted of 14 companies of comparable size (median revenue of $287 million) with comparable lines of business. The companies selected for the peer group were Berry Petroleum Company, Brigham Exploration Co., Cabot Oil & Gas Corporation, Cimarex Energy Co., Clayton Williams Energy Inc., Encore Acquisition Company, KCS Energy Incorporated, Magnum Hunter Resources, Inc., Penn Virginia Corporation, Quicksilver Resources Inc., Range Resources Corporation, St. Mary Land & Exploration Company, Unit Corporation, and Whiting Petroleum Corporation.  We used the compensation and performance data for this group of companies to help us establish competitive levels of compensation for the four executive officers of the Company.

We used comparative data from the peer group to develop a total compensation package that is competitive with the market for executives holding comparable positions.  We used proxy information from our peer group as summarized by Towers Perrin to help us establish a competitive level of total compensation for the overall executive management group.  We distributed cash and long-term incentive compensation among the executive officers in a fashion that recognizes the important contributions each member of the group makes to the Company.  A similar process using information from a different independent consultant was used in 2003 to establish the Company's executive compensation at a level comparable to companies in an industry peer group. The Committee used that information to develop new employment contracts for executives that were effective beginning in 2004 as described in the "Executive Employment Agreements " below. We determined the 2004 and 2006 long-term incentive compensation and adjusted the base salaries and bonus compensation for 2005 and 2006 based in large part on competitive information from the Towers Perrin Report.

For 2003, the compensation of the CEO was determined by the terms of his previous employment agreement and the performance of the Company.

Elements of Executive Compensation

The compensation program includes three elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers.  These elements are (i) base salary, (ii) annual bonus plan awards, and (iii) long-term incentive awards, which consist of stock based grants and options from Shareholder-approved plans.

Base Salaries

The base salaries of Messrs. Williams, Riley, Stearns and Stump were determined by their employment agreements.  As CEO, Mr. Williams received a salary of $318,000 in 2005.  Mr. Williams' salary for 2005 was increased by 6% from the original $300,000 fixed by the terms of his employment agreement for 2004. The median salary of the CEOs in the peer group was $395,000.

Annual Performance Bonuses

The purpose of the annual short-term incentive bonus plan is to provide motivation toward and reward the accomplishment of corporate annual objectives and to provide a competitive compensation package that will attract, reward and retain individuals of the highest quality.  As a pay-for-performance plan, cash bonus awards are paid based upon the achievement of corporate performance objectives.  For 2005, the short-term incentive plan provided the potential for an annual bonus to each of the executive officers based on both Company and personal performance criteria. Forty percent of the bonus was determined by increases in the Company's oil and gas production; thirty percent of the bonus was determined by increases in diluted earnings per share; and the remaining thirty percent of the bonus was determined by the Compensation Committee in its discretion based upon an evaluation by the Committee of the performance of each respective executive officer during the year. For 2005, the CEO, Mr. Williams, earned a bonus of $271,597 out of a maximum possible bonus of $413,400 under the arrangement. The median for the peer group was $316,000 for the CEO position. Messrs. Riley, Stearns and Stump earned bonuses of $141,135, $129,374 and $98,713, respectively, under the arrangement.

A similar annual short-term incentive bonus plan for 2006 has been established for the Named Executives and filed as an exhibit to Form 8-K filed with the Securities and Exchange Commission on June 29, 2006.

Long-Term Incentive Program

The long-term incentive program is used to focus management attention on Company performance over a period of time longer than one year in recognition of the long-term horizons for return on investments and strategic decisions in the energy industry.  The program is designed to motivate management to assist the Company in achieving a high level of long-term performance and serves to link this portion of executive compensation to long-term shareholder value.  Pursuant to the long-term incentive program, the Compensation Committee may award stock based compensation to executive officers on an annual basis.

In 2004, we awarded each of the executive officers restricted stock and stock options. These awards vest in equal amounts over a four year period on the anniversary of the date of grant. Mr. Williams was granted 8,130 restricted shares and options to purchase 5,870 shares of common stock at the market price of the date of grant ($37.15 per share). Based on the Black-Scholes analysis the fair market value of the options was $16.75 per share. The total market value of the long-term grant made to Mr. Williams was $400,000, compared to $499,000 for the median of the peer group.  During 2005, there were no long-term incentive program grants to Mr. Williams or the other Named Executives.

In March 2006, in accordance with the long-term incentive program, the Compensation Committee awarded each of the executive officers restricted stock and stock options.  These awards vest in equal amounts over a four year period on the anniversary of the date of grant.  Mr. Williams was granted 9,348 restricted shares and options to purchase 7,517 shares of common stock at the market price on the date of grant ($43.74 per share).  Based on a Black-Scholes analysis the fair market value of the options was $20.65 per share.  The total market value of the long-term grant made to Mr. Williams was $517,500, compared to $600,000 for the median of the peer group.  Messrs. Riley, Stearns and Stump were granted 6,141, 5,441 and 4,381 restricted shares and options to purchase 4,939, 4,375 and 3,523 shares of common stock, respectively, on the same terms as Mr. Williams' grant.

Executive Employment Agreements

In 2003, the Compensation Committee commissioned peer group compensation studies from a nationally recognized executive compensation consultant, retained the services of an attorney specializing in executive compensation agreements, and reviewed survey information to help it structure agreement terms for new compensation agreements effective in 2004 consistent with the compensation goals of the Company.

Although the compensation consultants' report found that the Company has consistently performed at or above the 75th percentile for many performance measures compared to the selected peer group, the Compensation Committee settled on the average of the group salary and bonus compensation to use as its guidelines for the new employment contracts.  Some of the key provisions of Mr. Williams' agreement effective January 1, 2004, include an initial salary level of $300,000 per year, and a maximum bonus amount equal to his salary.

The annual short-term incentive bonuses are established each year and consist of performance goals for the Company established by the Compensation Committee for 70% of the bonus and 30% of such bonus to be awarded at the end of the year at the discretion of the Compensation Committee based on an evaluation of the Committee of the performance of Mr. Williams.

The Compensation Committee also established employment agreements effective January 1, 2004, with the Company's other three executive officers, Thomas E. Riley, Eric R. Stearns and Darwin L. Stump. The agreements provide for an annual salary and short-term incentive bonus with performance goals and a discretionary component similar to that of Mr. Williams' agreement.

Under the terms of the agreements, adjustments to salary, maximum bonus amounts and other factors are made annually by the Compensation Committee at its sole discretion.  For 2006, the committee has increased Mr. Williams' base salary to $345,000 and his maximum bonus for the year to $517,500.

Respectfully,

THE COMPENSATION COMMITTEE

David C. Parke, Chair

Jeffrey C. Swoveland

Donald B. Nestor

Summary Compensation Table

The following table sets forth in summary form the compensation received during each of the Company's last three fiscal years by the Chief Executive Officer and by each other executive officer of the Company whose salary and bonus exceeded $100,000 in 2005 (the "Named Executives").

					Long Term Compensation
	Annual Compensation

				Other		Number of
				Annual	Restricted	Securities	All Other
Name and				Compen-	Stock	Underlying	Compen-
Principal Position	Year	Salary	Bonus (1)	sation(2)	Awards (3)	Options (4)	sation (5)
Steven R. Williams	2005	$318,000	$ 271,597	$11,886	$ -	-	$146,666
Chief Executive Officer	2004	300,000	300,000	6,241	302,030	5,870	135,834
and Director	2003	166,485	1,312,385	6,241	-	-	101,726

Thomas E. Riley	2005	252,000	141,135	4,638	-	-	106,666
President	2004	240,000	140,000	5,624	200,239	3,890	100,834
and Director	2003	153,400(6)	121,370	1,565	-	-	21,726

Eric R. Stearns	2005	231,000	129,374	11,406	-	-	102,666
Executive Vice President	2004	220,000	140,000	9,678	188,796	3,670	97,834
	2003	132,567(6)	121,370	1,084	-	-	20,726

Darwin L. Stump	2005	210,000	98,713	9,398	-	-	106,666
Chief Financial Officer	2004	200,000	140,000	12,773	177,577	3,450	97,834
and Treasurer	2003	112,733(6)	121,370	1,074	-	-	12,777

(1)       Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2)       Amounts disclosed in this column consist of use of a company vehicle, life insurance, disability insurance, and medical reimbursement as provided for in the Named Executive's employment contract.

(3)       Amounts disclosed in this column consist of the value of restricted stock awards based upon the closing price of our common stock on the date of grant which was $37.15 per share on December 13, 2004.  During 2004 the number of shares awarded to Messrs. Williams, Riley, Stearns and Stump amounted to 8,130, 5,390, 5,080 and 4,780 shares, respectively.  These shares vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.

(4)       Amounts in this column represent the number of options granted on December 13, 2004 to the named individuals. The fair value of these options at date of grant was $16.75 per share using the Black-Scholes option pricing model with an exercise price of $37.15 per share. These options vest in four equal installments on the first, second, third and fourth anniversaries of the grant date.

(5)       This amount includes contributions made by the Company under the Company's Employee Profit Sharing Plan and 401(k) plan.  In 2005, 2004 and 2003 the Company contributed $420,000, $300,000 and $250,000, respectively, to the Employee Profit Sharing Plan. Of the contributions for 2005 and 2004, Messrs. Williams, Riley, Stearns and Stump were each credited $13,666 and $9,834, respectively. Of the contributions for 2003, Messrs., Williams, Riley and Stearns were each credited $9,726 and Mr. Stump was credited $8,634. The Company provided a matching of 401(k) contribution based upon all employees respective contributions.  The total Company matching contributions were $450,653, $382,700 and $305,515 in 2005, 2004 and 2003. For 2005, Messrs. Williams, Riley and Stump were each credited with matching contributions of $18,000, Mr. Stearns was credited with a matching contribution of $14,000. For 2004, Messrs. Williams and Riley were each credited with matching contributions of $16,000, Messrs. Stearns and Stump were credited with matching contributions of $13,000. For 2003, Messrs. Williams and Riley were each credited with matching contributions of $12,000, Messrs. Stearns and Stump were credited with matching contributions of $11,000 and $4,143, respectively. This amount also includes retirement compensation for the named individuals which provides for an amount per year worked under their employment agreements for 10 years following their termination of service. The total amounts earned during 2005 and 2004 to be paid over the ten-year period following such individuals' termination amounted to $115,000 and $110,000, respectively for Mr. Williams, and $75,000 for Messrs. Riley, Stearns and Stump for each year. For 2003 such amount was $80,000 for Mr. Williams.

(6)           This amount includes compensation for Messrs. Riley, Stearns and Stump earned during 2003 while each was an officer of the Company prior to becoming an Executive Officer in November 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

The following table provides certain information with respect to options exercised by the Named Executives in 2005.

Aggregated Option Exercises in 2005 and Option Values as of December 31, 2005
	Number of Shares Exercised	Value Realized(1)	Number of Unexercised Options as of December 31, 2005		Value of Unexercised In-The-Money Options as of December 31, 2005 (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven R. Williams	-	$ -	1,467	4,403	$ -	$ -
Thomas E. Riley	-	-	972	2,918	-	-
Eric R. Stearns	-	-	917	2,753	-	-
Darwin L. Stump	-	-	862	2,588	-	-

 (1)      The "value realized" is the difference between the total purchase price of the shares of common stock underlying the options exercised and the market value on the date of exercise of the shares acquired.

(2)       An option is "in-the-money" if the exercise price is below the market price of the shares of our common stock covered by the option on December 31, 2005. The value of the "in-the-money" options held as of December 31, 2005, is the difference between the aggregate purchase price of all options held and the market value of the shares covered by the options as of December 31, 2005. The closing sales price of common stock was $33.34 per share; the exercise price of these options is $37.15 per share.

Employment and Other Agreements and Arrangements

The Company entered into employment agreements with Messrs. Williams, Riley, Stearns and Stump effective January 1, 2004. The initial term of the agreements was for two years and they are automatically extended for an additional 12 months beginning on the first anniversary of the effective date and on each successive anniversary unless either party cancels. The employment agreements provided for a base annual salary for Mr. Williams, Mr. Riley, Mr. Stearns and Mr. Stump in the amounts of $300,000, $240,000, $220,000 and $200,000, respectively for 2004. For 2005, the Compensation Committee established base salaries for Mr. Williams, Mr. Riley, Mr. Stearns and Mr. Stump in the amounts of $318,000, $252,000, $231,000 and $210,000, respectively. For 2006, the Compensation Committee established base salaries for Mr. Williams, Mr. Riley, Mr. Stearns and Mr. Stump in the amounts of $345,00, $272,000, $251,000 and $220,500, respectively. Each employment agreement provides for an annual performance bonus, based upon a combination of written objective criteria approved by the Compensation Committee, determined prior to the beginning of each calendar year and upon the discretion of the Compensation Committee. The maximum amounts of the entire annual performance bonus were $300,000 for Mr. Williams and $140,000 for Messrs. Riley, Stearns and Stump in 2004. Each of the executives earned the maximum bonus in 2004. For 2005, the Compensation Committee set maximum annual performance bonus amounts for Mr. Williams, Mr. Riley, Mr. Stearns and Mr. Stump of $413,400, $201,600, $184,800 and $168,000, respectively. Bonuses earned in 2005 were $271,597 for Mr. Williams, $141,135 for Mr. Riley, $129,374 for Mr. Stearns, and $98,713 for Mr. Stump, respectively. For 2006, the Compensation Committee set maximum annual performance bonus amounts for Mr. Williams, Mr. Riley, Mr. Stearns and Mr. Stump of $517,500, $272,500, $251,000 and $220,500, respectively.

The employment agreements provide for retirement compensation equal to $11,000 per year (increasing by $500 per year) for each year worked under such contract for 10 years following the date of the termination of service for Mr. Williams and $7,500 per year for Messrs. Riley, Stearns and Stump.

In the event of a change in control of the Company, each Named Executive has the right to elect to terminate his employment under his employment agreement and receive severance compensation equal to three times the sum of 1) his highest base salary in the previous two years of employment plus 2) highest bonus paid to the Named Executive during the same two year period.

Each employment agreement contains a standard non-disclosure covenant. Each employment agreement also provides that the Named Executive is prohibited during the term of his employment and for a period of one year following his termination from engaging in any business that is competitive with the Company's oil and gas drilling business.

Stock Based Compensation Plans

Under the Company's incentive stock option plans, options to purchase shares of common stock of the Company may be granted to certain officers and key employees of the Company, which options are intended to qualify as incentive stock options under the provisions of the Internal Revenue Code. The options may be exercised six months after the date of grant. Options will expire ten years from the date of grant if not exercised. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation will cause each outstanding option to terminate, provided that each optionee, in such event, will have the right immediately prior to said dissolution or liquidation or merger or consolidation to exercise his option in whole or in part without regard to any installment vesting provisions with respect to such options. No additional options may be granted under these earlier plans.

As approved by the shareholders at the annual meeting in 2004, the Company has a Long-Term Equity Compensation Plan which allows for the awarding of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares and performance units. The number of shares allocated to this plan is 750,000 shares.  No restricted stock or options were awarded in 2005 to the Named Executives.  In 2006, a total of 25,311 shares of restricted stock and 20,354 options were granted to the executives named previously. As of June 30, 2006, 576,083 shares remain in the plan, for future grants.

The following table summarizes the number of shares of our common stock that may be issued under our equity compensation plans approved by the shareholders as of June 30, 2006.

Equity Compensation Plan Information June 30, 2006
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	86,234	$20.21	609,188
Equity compensation plans not approved by security holders	-	-	-
Total	86,234	$20.21	609,188

Key-Man Life Insurance

The Company maintains key-man life insurance policies on the life of Mr. Williams in the amount of $4.0 million, and in the amount of $1.0 million for Messrs. Riley, Stearns and Stump. The Company is the beneficiary of each policy.

Employee 401(k) and Profit Sharing Plan

In 1987, the Company established a retirement plan qualified under Section 401(k) of the Internal Revenue Code. The plan is funded by employee contributions and a Company matching contribution. Administrative costs of the plan are borne by the Company. The employees choose from eight investment programs and, therefore, the amount of an individual's plan assets depends on the amount of their contributions and the performance by their chosen investments.

In 1992, the Company began a profit sharing retirement plan to supplement the 401(k) Plan. Contributions are dependent on corporate profitability and are at the discretion of the Board of Directors of the Company. The Company filed and qualified the plan with the Internal Revenue Service.

Shareholder Performance Graph

The following graph illustrates the cumulative total return on the Company's common stock over a five year period ended December 31, 2005, compared to the cumulative total returns for the same period for the S&P 500 Index and a peer group index. The peer group index consists of 209 Crude Petroleum and Natural Gas Companies. The cumulative total shareholder return computations assume the investment of $100 in Company common stock, the S&P 500 Index and the peer group index. The table includes the cumulative shareholder return assuming the reinvestment of dividends.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PETROLEUM DEVELOPMENT CORP.,
S&P 500 INDEX AND SIC CODE INDEX

DOLLARS
650
600
550
500
450
400
350
300
250
200
150
100
50
0
2000
2001
2002
2003
2004
2005
PETROLEUM DEVELOPMENT CORP.
SIC CODE INDEX
S&P 500 INDEX

ASSUMES $100 INVESTED ON JAN. 01, 2000
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

FISCAL YEAR ENDED
	2000	2001	2002	2003	2004	2005
PDC	$100.00	$94.01	$80.76	$361.12	$587.69	$508.00
SIC CODE INDEX	100.00	91.76	97.82	157.10	199.58	286.73
S&P 500 INDEX	100.00	88.12	68.64	97.94	97.94	102.75

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's common stock as of July 15, 2006, by (a) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (b) each director of the Company; (c) each Named Executive; (d) all directors and executive officers as a group.

	Beneficial Ownership (1)
Name and Address	Number		Percent
Fidelity Management
82 Devonshire Street
Boston, MA 02109	2,415,600	(2)	15.0%

Barclays Global Investors, NA
45 Fremont Street
San Francisco, CA 94105	1,319,795	(3)	8.2%

Kayne Anderson Rudnick
Investment Management LLC
1800 Avenue of the Stars 2nd Floor
Los Angeles, CA 90067	1,281,289	(4)	7.9%

Steinberg Asset Management LLC
12 East 49th Street
New York, NY 10017	1,104,781	(5)	6.8%

Steven R. Williams
103 East Main Street
Bridgeport, WV 26330	421,101	(6)	2.6%

Thomas E. Riley
103 E. Main Street
Bridgeport, WV 26330	109,700	(7)	*

Eric R. Stearns
103 E. Main Street
Bridgeport, WV 26330	61,438	(8)	*

Darwin L. Stump
103 E. Main Street
Bridgeport, WV 26330	30,473	(9)	*

Vincent F. D'Annunzio	18,925		*

Jeffrey C. Swoveland	13,721		*

Donald B. Nestor	2,522		*

Kimberly Luff Wakim	3,031		*

David C. Parke	2,450		*

All directors and executive officers as a group (9 persons)	663,361		4.1%

* Less than 1%

(1)     Includes shares over which the person currently holds or shares voting or investment power. Unless otherwise indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to the shares beneficially owned.

(2)     According to the Schedule 13G filed by Fidelity Management with the Securities and Exchange Commission on January 10, 2006.

(3)      According to the Schedule 13G filed by Barclay Global Investors, NA with the Securities and Exchange Commission on July 10, 2006.

(4)     According to Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC with the Securities and Exchange Commission on February 6, 2006.

(5)     According to the Schedule 13F-HR filed by Steinberg Asset Management, LLC with the Securities and Exchange Commission on April 17, 2006.

(6)     Mr. Williams: includes 1,467 shares subject to options exercisable within 60 days of July 15, 2006.

(7)     Mr. Riley: includes 972 shares subject to options exercisable within 60 days of July 15, 2006.

(8)     Mr. Stearns: includes 917 shares subject to options exercisable within 60 days of July 15, 2006.

(9)     Mr. Stump: includes 862 shares subject to options exercisable within 60 days of July 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and holders of more than 10% of the common stock are required by regulations promulgated by the Commission pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file. The Company assists officers and directors, and will assist beneficial owners, if any, of more than 10% of the common stock, in complying with the reporting requirements of Section 16(a) of the Exchange Act.

Based solely on its review of the copies of such forms received by it, the Company believes that since January 1, 2005, all Section 16(a) filing requirements applicable to its directors, officers and greater than 10% beneficial owners were met.

PROPOSAL #2- RATIFICATION OF SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Meeting, the shareholders of the Company will be asked to ratify the Audit Committee's selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2006.  KPMG LLP conducted the audit for the fiscal year ended December 31, 2005.  A representative of KPMG LLP will be present at the Meeting, will have an opportunity to make statements if he so desires, and will be available to respond to appropriate questions.

Vote Required

The affirmative vote of a majority of the shares of common stock cast at the Annual Meeting represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL #2

Report of the Audit Committee

The Audit Committee of the Board is composed of three directors and operates under a written charter adopted by the Board of Directors. Each member of the committee meets the independence requirements of Rule 4200(a)(15) of the NASDAQ's listing standards. The duties of the Committee are summarized in this proxy statement under "Committees of the Board of Directors" and are more fully described in the charter, which is available at the Company's website under "Corporate Governance".

Management is responsible for the Company's internal controls and preparation of the consolidated financial statements in accordance with generally accepted accounting principles. The Company's Independent Registered Public Accounting Firm is responsible for performing an independent audit of consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee's responsibilities include monitoring and overseeing these processes.

The Committee met 23 times during 2005, and has continued to meet frequently during 2006. In addition to normal meetings to accomplish the work of the Committee, the Committee also held numerous meetings with the Management of the Company and KPMG LLP to review the progress on the implementation of the internal controls required by Sarbanes Oxley early in the year, and regarding the causes, impacts and corrective measures related to the Company's accounting errors and financial statements.

In this context, the Committee reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2005 (the "Audited Financial Statements") with management and the Company's Independent Registered Public Accounting Firm for 2005, KPMG LLP. The Committee also discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, as amended (Communication with Audit Committees), and KPMG LLP directly provided reports on significant matters to the Committee.

The Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and has discussed with KPMG LLP its independence from the Company. The Committee also considered whether the provision of non-audit services by KPMG LLP was compatible with maintaining the Independent Registered Public Accounting Firm's independence and approved all non-audit services in advance.

The Committee has discussed with management and KPMG LLP such other matters and received such assurances from them as the Committee deemed appropriate.

Based on the foregoing review and discussions and relying thereon, the Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

In addition, the Committee appointed KPMG LLP as the Company's Independent Registered Public Accounting Firm for 2006. This appointment is subject to ratification by the Company's shareholders.

THE AUDIT COMMITTEE

Donald B. Nestor, Chair
Jeffrey C. Swoveland
Kimberly Luff Wakim

KPMG Fees

The following table presents the aggregate fees billed to the Company by KPMG LLP related to services for 2005 and 2004 as of June 30, 2006:

	2005	2004
Audit Fees	$ 2,457,423	$ 708,524
Audit Related Fees	394,543	294,128
Total Audit and Audit Related Fees	$ 2,851,966	$1,002,652
Tax Fees	-	4,000
All Other Fees	-	-
Total Fees	$ 2,851,966	$1,006,652

Audit Fees

The aggregate audit fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements and the report on management's assessment of internal control over financial reporting and the effectiveness of the Company's internal control over financial reporting for 2005 and 2004, including reviews of the condensed financial statements included in our quarterly reports on Form 10-Q for the fiscal years ended December 31, 2005 and 2004, were $2,457,423 and $708,524, respectively. The 2005 audit fees also include fees billed for professional services rendered by KPMG LLP for the audit of the December 31, 2004 Form 10-K/A.

Audit Related Fees

The aggregate of audit related fees relating to registration statements filed with the Securities and Exchange Commission amounted to $24,900 for the year ended December 31, 2004.  Included in audit related fees are the annual audits of the financial statements for the fiscal years ended December 31, 2005 and 2004, of sixty-five and sixty-two limited partnerships, respectively, for which the Company acts as managing general partner.  The aggregate billings for those professional services were $253,566 for the year ended December 31, 2005, and $269,228 for the year ended December 31, 2004.  Also, total audit related fees for the year ended December 31, 2005, includes $140,977 related to due diligence services provided for a contemplated transaction.

Tax Fees

Tax Fees include tax compliance services for the fiscal year ended December 31, 2004, provided for the partnerships formed in such year for which the Company acts as managing general partner, in the amount of $4,000.

All Other Fees

None.

Pre-Approval Policies and Procedures

The Sarbanes-Oxley Act of 2002 requires that all services provided to the Company by its Independent Registered Public Accounting Firm be subject to pre-approval by the Audit Committee or authorized members of the Committee.  The Audit Committee has adopted policies and procedures for pre-approval of all audit services and non-audit services to be provided by the Company's Independent Registered Public Accounting Firm. Services necessary to conduct the annual audit must be pre-approved by the Audit Committee annually at a meeting.  Permissible non-audit services to be performed by the independent accountant may also be approved on an annual basis by the Audit Committee if they are of a recurring nature.  The Audit Committee pre-approved 100% of the services performed by the Independent Registered Public Accounting Firm. Permissible non-audit services to be conducted by the independent accountant which are not eligible for annual pre-approval must be pre-approved individually by the full Audit Committee or by an authorized Audit Committee member. Actual fees incurred for all services performed by the independent accountant will be reported to the Audit Committee after the services are fully performed.  The duties of the Committee are described in the Audit Committee Charter, which is available at the Company's website under Corporate Governance.

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company is not aware of any matters to be brought before the Annual Meeting other than the matters set forth in this Proxy Statement.  However, if other matters properly come before the Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters pursuant to such proxy.

Advance Notice Procedures

Under the Company's By-Laws, no business may be brought before an annual meeting of the Company unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered advance notice to the Company.  The notice must contain certain information specified in the By-Laws and be delivered to the Corporate Secretary of the Company at 103 East Main Street, Bridgeport, West Virginia 26330, not less than 80 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting.  These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  Under federal proxy rules, if a shareholder wishes to present such a proposal, but fails to notify the Company by the date required by the Company's By-laws, the proxies solicited by the Board of Directors will include discretionary authority to vote on the shareholder's proposal in the event the proposal is properly brought before the meeting.

General

The enclosed Proxy is solicited by the Company's Board of Directors.  The cost of solicitation of such proxies will be borne by the Company.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable and appropriate expenses incurred by them in sending proxy materials to the beneficial owners of the Company's common stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally, by telephone or by telegraph without additional compensation.

Shareholder Proposals for 2007 Annual Meeting

In order to be included in the Company's Proxy Statement for the 2007 Annual Meeting of Shareholders, shareholder proposals must be received by the Company at its principal executive office on or prior to January 20, 2007.  Proposals should be addressed to Corporate Secretary, Petroleum Development Corporation, 103 East Main Street, Bridgeport, West Virginia 26330.

In addition, for any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2007 Annual Meeting of Shareholders, SEC rules permit management to vote proxies in its discretion if the Company (1) receives written notice of the proposal not later than March 25, 2007, nor earlier than March 14, 2007, and advises shareholders in the 2007 Proxy Statement about the nature of the matter and how management intends to vote on the matter; or (2) does not receive written notice of the proposal prior to the close of business on March 25, 2007.  Notices of intention to present proposals at the 2007 Annual Meeting of Shareholders should be addressed to Corporate Secretary, Petroleum Development Corporation, 103 East Main Street, Bridgeport, West Virginia 26330.

By Order Of The Board of Directors
Steven R. Williams
Chairman

Dated:  August  16, 2006

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO IS A RECORD OR BENEFICIAL HOLDER OF COMMON STOCK OF THE COMPANY, ON WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES MAY BE OBTAINED BY WRITING TO CORPORATE COMMUNICATIONS DEPARTMENT, PETROLEUM DEVELOPMENT CORPORATION, P.O. BOX 26, BRIDGEPORT, WEST VIRGINIA 26330.

Petroleum Development Corporation

Proxy Solicited by the Board of Directors For Annual Meeting of Shareholders

The undersigned hereby appoints STEVEN R. WILLIAMS and DARWIN L. STUMP, and either of them, proxies, each with full power to act without the other and with full power of substitution for and in the name of the undersigned at the Annual Meeting of Shareholders of Petroleum Development Corporation (the "Company") to be held on September 15, 2006, at 10:00 A.M. and at any adjournment or postponement thereof to vote all shares of the common stock of the Company, held by the undersigned with respect to the following matters or postponement and on such other matters as may properly come before the meeting.

(1) ELECTION OF DIRECTORS

FOR all nominees listed below (except as marked to the contrary below)

Donald B. Nestor, Kimberly Luff Wakim and Steven R. Williams

(INSTRUCTION: To withhold authority to vote for any nominee, circle that nominee's name above.)

(2) TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

FOR                                               AGAINST                                        ABSTAIN

(CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement for such meeting dated September 15, 2006, and a copy of the Company's 2005 Annual Report.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR PROPOSALS 1 and 2.

___________________, 2006

____________________________________________________________________________________

(Please sign EXACTLY as your name appears hereon) when signing as a representative capacity, please give full title.

IMPORTANT INFORMATION IS CONTAINED ON OTHER SIDE OF THIS CARD, PLEASE READ BOTH SIDES OF THIS CARD, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.